UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   ----------------

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

                        Date of Report (Date of earliest Event
                             Reported): February 14, 2007

                            Alternative Loan Trust 2007-2CB
                            -------------------------------
                          (Exact name of the issuing entity)
              Commission File Number of the issuing entity: 333-131630-80

                                      CWALT, Inc.
                                      -----------
               (Exact name of the depositor as specified in its charter)
                  Commission File Number of the depositor: 333-131630

                             Countrywide Home Loans, Inc.
                             ----------------------------
                (Exact name of the sponsor as specified in its charter)

               Delaware                                87-0698307
               --------                                ----------
   (State or Other Jurisdiction                   (I.R.S. Employer
 of Incorporation of the depositor)     Identification No. of the depositor)

4500 Park Granada
Calabasas, California                                    91302
---------------------                                  ---------
(Address of Principal                                  (Zip Code)
Executive Offices of the depositor)

The depositor's telephone number, including area code (818) 225-3000
                                                      --------------

-------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
       (17 CFR 240.14a-  12(b))

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 6.02  Change of Servicer or Trustee.

          On February 14, 2007 (the "Effective Date"), the Master Servicer appointed Litton Loan Servicing LP ("Litton" or the "Special Servicer") to serve as special servicer of the Mortgage Loans pursuant to a Special Sub-Servicing Agreement, dated as of May 1, 2001 (the "Special Sub-Servicing Agreement"), by and among Countrywide Home Loans, Inc., Credit-Based Asset Servicing and Securitization LLC ("C-BASS") and Litton. The Special Sub-Servicing Agreement provides for, among other things, the special servicing by the Special Servicer of mortgage loans included in certain securitization trusts sponsored by Countrywide Home Loans, Inc. that become 120 or more days delinquent. As of the Effective Date, the Special Sub-Servicing Agreement will apply to the Mortgage Loans. As a result, subject to certain exceptions set forth in the Special Sub-Servicing Agreement, the Special Servicer will be responsible for the primary servicing of any Mortgage Loan that is 120 or more days delinquent (each, a "Specially Serviced Mortgage Loan") and in such capacity will be treated as a Subservicer under the Pooling and Servicing Agreement. In addition, once a Mortgage Loan is transferred to the Special Servicer, that Mortgage Loan will continue to be primary serviced by the Special Servicer even if it is returned to performing status. The Special Sub-Servicing Agreement is annexed hereto as Exhibit 99.1.

          The Special Servicer will be paid a monthly fee with respect to each Specially Serviced Mortgage Loan equal to one-twelfth of the Stated Principal Balance of that Mortgage Loan multiplied by 0.250%. The Master Servicer will not be entitled to receive the Master Servicing Fee with respect to any Specially Serviced Mortgage Loan.

          Capitalized terms used but not otherwise defined herein will have the meaning given to such terms in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2007, among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, as filed with the Securities and Exchange Commission on February 16, 2007 as a current report on Form 8-K (accession no. 0000905148-07-001450).

Litton Loan Servicing LP

          The information set forth in the following paragraphs has been provided by Litton.

          Litton, a Delaware limited partnership and a wholly owned subsidiary of C-BASS, will act as the Special Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Each of MGIC Investment Corporation and Radian Group Inc. own an approximate 46% interest in C-BASS. The Special Servicer was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, the Special Servicer employed approximately 1,192 individuals. The main office of the Special Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Special Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.3 billion as of December 31, 2006. Most of the mortgage loans in the Special Servicer's servicing portfolio are either subprime mortgage loans or subperforming mortgage loans. The Special Servicer is servicing in excess of 200 securitizations for C-BASS and various third parties.

          On February 6, 2007, MGIC Investment Corporation and Radian Group Inc. announced that they had agreed to merge. The companies have stated that they expect the merger to be completed in the fourth quarter of 2007. The pro forma financial statements presented in the press release issued in connection with the merger reflected a combined ownership in C-BASS of approximately 49.9% as opposed to the companies' current aggregate ownership interest of approximately 92%. There can be no assurance what ownership interest the companies may ultimately retain in C-BASS.

          Fitch assigned the Special Servicer its RSS1 residential Special Servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on the Special Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest Special Servicer rating attainable from Fitch which reflects the Special Servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

          In January 2001, Fitch assigned the Special Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Special Servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Special Servicer's focus on early collection and loss mitigation.

          In March 2001, Moody's Investors Service, Inc. assigned the Special Servicer its top servicer quality rating (SQ1) as a primary servicer of subprime mortgage loans, second liens and as a Special Servicer and reaffirmed that rating in November 2006. The rating is based on the Special Servicer's ability as a servicer and the stability of its servicing operations.

          In April 2001, S&P raised the Special Servicer's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Special Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

          As of the date of this Form 8-K, each of the ratings described above remains in effect with respect to the Special Servicer.

          From time to time the Special Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Special Servicer's current portfolio. The Special Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

          On December 1, 2004, the Special Servicer and C-BASS closed a transaction with The Provident Bank, pursuant to which the Special Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans.

          Once the Special Servicer starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. The Special Servicer's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of the Special Servicer as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

          The Special Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Special Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long term issue exists, the mortgage loan is referred to the Special Servicer's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Pooling and Servicing Agreement, the Special Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any borrower if in the Special Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the borrower either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Special Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the borrower in liquidating the mortgaged property while decreasing the Special Servicer's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Special Servicer has a default processing in source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Special Servicer's management personnel.

          For its mortgage loans with escrows, the Special Servicer provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. The Special Servicer conducts the initial and annual escrow analysis functions internally; the Special Servicer monitors escrow activities on an ongoing basis.

          The Special Servicer does not, in general, have custodial responsibility with respect to the Mortgage Loans.

          There have been no material changes to the Special Servicer's servicing policies and procedures during the past three years. During such time, the Special Servicer also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities and has not disclosed material noncompliance with the servicing criteria applicable to any such securitization.

          The Special Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Pooling and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, the Special Servicer deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. The Special Servicer transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

          The size and changes in Litton's portfolio of assets for the periods indicated below are as follows:


As of December 31, 2006           Number of               Unpaid Principal               % by Unpaid
                                    Loans                   Balance ($)               Principal Balance
Type of Servicing
Primary Servicing                   292,180               40,621,622,246                     72%
Subservicing
  C-BASS                             21,824                2,208,320,961                      4%
  Others                             22,557                3,241,146,722                      6%
Special Servicing                     9,521                1,243,412,032                      2%
Interim Servicing                    46,628                8,972,034,425                     16%

Total Servicing                     395,710               56,286,536,386                    100%
                                    -------               --------------                    ----


As of December 31, 2005

                                  Number of               Unpaid Principal               % by Unpaid
                                    Loans                   Balance ($)               Principal Balance
Type of Servicing
Primary Servicing                   243,346               32,911,023,641                     76%
Subservicing
  C-BASS                             15,067                2,368,518,628                      6%
  Others                             28,466                3,768,687,264                      9%
Special Servicing                     5,373                  683,162,380                      2%
Interim Servicing                    21,686                3,326,533,188                      8%

Total Servicing                     313,938               43,057,925,101                    100%
                                    -------               --------------                    ----


As of December 31, 2004

                                  Number of               Unpaid Principal               % by Unpaid
                                    Loans                   Balance ($)               Principal Balance
Type of Servicing
Primary Servicing                   228,153               25,581,625,067                     76%
Subservicing
  C-BASS                             13,531                1,705,076,141                      5%
  Others                             38,936                5,071,507,869                     15%
Special Servicing                     4,646                  606,342,132                      2%
Interim Servicing                     5,198                  715,697,251                      2%

Total Servicing                     290,464               33,680,248,459                    100%
                                    -------               --------------                    ----


The Special Sub-Servicing Agreement

         General.

          The Special Sub-Servicing Agreement provides that the Special Servicer will be obligated to service the Specially Serviced Mortgage Loans in accordance with the provisions of the Pooling and

Servicing Agreement. The Special Servicer will be obligated to establish a separate account (the "Special Servicing Account") into which collections in respect of the Specially Serviced Mortgage Loans are required to be deposited. The Special Servicing Account must be maintained with a depository institution meeting the same guidelines that are set forth in the Pooling and Servicing Agreement with respect to the Certificate Account. Moreover, the Special Servicer will be required to make such deposits into the Special Servicing Account, and will be permitted to make such withdrawals from the Special Servicing Account, as are permitted by the Pooling and Servicing Agreement with respect to the Certificate Account. The Special Servicer will also be required to establish escrow accounts with respect to the Specially Serviced Mortgage Loans to the extent that the Master Servicer would otherwise be required to do so under the Pooling and Servicing Agreement.

          The Special Servicer will be required to remit to the Master Servicer on the 18th day of each month (or, if the 18th day is not a business day, on the preceding business day) those amounts collected with respect to the Specially Serviced Mortgage Loans that the Master Servicer is obligated to remit to the Trustee with respect to those Mortgage Loans with respect to the Distribution Date occurring in that calendar month. In addition, the Special Servicer will be required to remit to the Master Servicer any insurance proceeds, liquidation proceeds and principal prepayments to the Master Servicer within 2 days of the Special Servicer's receipt thereof, together with a report relating to that remittance in such detail as may be required to allow the Master Servicer to deliver on a timely basis all information that the Master Servicer is required to deliver to the Trustee under the Pooling and Servicing Agreement.

          The Special Sub-Servicing Agreement provides that the Special Servicer is obligated to provide to the Master Servicer reports in a form and in such detail as may be required by the Master Servicer in order to properly account for, and apply, all funds remitted to the Master Servicer under the Special Sub-Servicing Agreement and permit compliance by the Master Servicer with its obligations under the Pooling and Servicing Agreement.

          In connection with the transfer of servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Special Servicer will be obligated to reimburse the Master Servicer for any previously unreimbursed Master Servicing Fees and Advances with respect to that Specially Serviced Mortgage Loan. Upon such reimbursement the Special Servicer will have the right to be reimbursed for those items as and when provided by the Pooling and Servicing Agreement.

          In addition to the servicing of Specially Serviced Mortgage Loans by the Special Servicer, the Special Sub-Servicing Agreement provides that C-BASS may contact Countrywide Home Loans, Inc. regarding any action that the Master Servicer proposes to take with respect to a Mortgage Loan that becomes 60 or more days delinquent. Countrywide Home Loans, Inc. agrees to consult with C-BASS concerning any such proposed action, including any proposal to commence foreclosure proceedings, to accept a died-in-lieu of foreclosure, to sell such Mortgage Loan at a loss and to purchase such Mortgage Loan. C-BASS will only have the right to offer suggestions and advice to Countrywide Home Loans, Inc. with respect to such Mortgage Loan and will have no ability to direct the servicing activities of the Master Servicer with respect to such Mortgage Loan. In the event that the Master Servicer agrees to purchase such Mortgage Loan at C-BASS's request, C-BASS will deliver to the Master Servicer an amount equal to the purchase price and other funds necessary for the Master Servicer to accomplish the purchase of such Mortgage Loan from the Trustee, plus any previously unreimbursed Master Servicing Fees and Advances with respect to such Mortgage Loan. The Master Servicer will promptly take all action necessary under the Pooling and Servicing Agreement to accomplish the purchase and to deliver title to such Mortgage Loan to C-BASS.

          The Special Sub-Servicing Agreement may be amended by the parties thereto.

          Special Servicer Events of Default and Early Termination Events.

          The Special Sub-Servicing Agreement provides that Countrywide Home Loans, Inc. will have the right, immediately upon written notice, to terminate the Special Servicer's right and obligation to service the Specially Serviced Mortgage Loans upon the occurrence of one or more of the following events (each, a "Special Servicer Event of Default"):

          (1) any failure by the Special Servicer to remit to the Master Servicer for distribution to certificateholders any payment (including, without limitation, any failure to make any required advance) required to be made under the terms of the Special Sub-Servicing Agreement or the Pooling and Servicing Agreement which continues unremedied for a period of one day after the date upon which written notice of the failure shall have been given to the Special Servicer by the Master Servicer,

          (2) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for the period of time, if any, in which the breach must be cured,

          (3) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements contained in the Special Sub-Servicing Agreement (including any breach of a representation or warranty contained in the Special Sub-Servicing Agreement which materially and adversely affects the interests of the certificateholders) which continues unremedied for a period of 30 days after the date upon which written notice of the failure shall have been given to the Special Servicer by Countrywide Home Loans, Inc.,

          (4) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

          (5) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property, or

          (6) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          If a Special Servicer Event of Default occurs, then, upon receipt of written notice from Countrywide Home Loans, Inc., the Special Servicer will be required to immediately remit to the Master Servicer all collections with respect to the Specially Serviced Mortgage Loans that are in its possession, and the rights of the Special Servicer to perform the special servicing of the Specially Serviced Mortgage Loans will terminate. The Special Servicer is required to cooperate with the Master Servicer to effect the transfer of the servicing of the Specially Serviced Mortgage Loans to the Master Servicer.

          It will be an early termination event under the Special
Sub-Servicing Agreement upon the earliest to occur of the following four events:

          (1) the Class Certificate Balance of the Class B-5 Certificates has been reduced to zero,

          (2)  C-BASS no longer owns at least 51% of the Class B-5
               Certificates,

          (3) the date on which a Rating Agency downgrades one or more Classes of Certificates as a result of the transfer of the special servicing rights to the Special Servicer pursuant to the Special Sub-Servicing Agreement, or

          (4) the termination of Countrywide Servicing as the Master Servicer under the Pooling and Servicing Agreement.

          At any time following the occurrence of an early termination event described in clause (1), (2) or (3) of the preceding sentence, no Mortgage Loan that is not a Specially Serviced Mortgage Loan will be deemed to be a Specially Serviced Mortgage Loan pursuant to the Special Sub-Servicing Agreement, and Countrywide Home Loans, Inc. or Countrywide Servicing will have the option to terminate the Special Servicer's right to service any Specially Serviced Mortgage Loan upon at least 15 days' prior written notice to the Special Servicer. Upon the occurrence of an early termination event described in clause (4) of the second preceding sentence, the Special Servicer's right to service the Specially Serviced Mortgage Loans will terminate immediately.

          Upon any termination of the Special Servicer's rights and obligations to service any Specially Serviced Mortgage Loan, the Master Servicer will be required to reimburse the Special Servicer for any advances and special servicing fees owing to it.

          Resignation.

          The Special Servicer is not permitted to resign from its obligations and duties under the Special Sub-Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. In the event of any such resignation, C-BASS will appoint a successor to the Special Servicer with the written consent of Countrywide Home Loans, Inc., which consent may not be unreasonably withheld. The successor special servicer must have the characteristics set forth in clauses (i) and
(ii) of the following paragraph and will succeed to all rights and assume all of the responsibilities, duties and liabilities of the predecessor Special Servicer under the Special Sub-Servicing Agreement simultaneously with the termination of the predecessor Special Servicer's responsibilities, duties and liabilities thereunder. The removal of the Special Servicer will not become effective until a successor is appointed.

          Any successor special servicer must (i) be an institution having a net worth of not less than $1,000,000, and (ii) have and keep in full effect its existence, rights and franchises as a corporation (or such other corporate form), and shall obtain its qualification to do business as a foreign corporation (or such other corporate form) in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Special Sub-Servicing Agreement or any of the Specially Serviced Mortgage Loans and to perform its duties under the Special Sub-Servicing Agreement. Any successor appointed must execute, acknowledge and deliver to C-BASS and Countrywide Home Loans, Inc. an instrument accepting such appointment, wherein the successor will make the representations and warranties set forth in the Special Sub-Servicing Agreement, whereupon the successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer under the Special Sub-Servicing Agreement.

          Within 30 days of the appointment of a successor special servicer, the predecessor Special Servicer will be required to prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all servicing files related to the Specially Serviced Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of the notice of termination. The predecessor Special Servicer will be required to cooperate with the successor in effecting the termination of the predecessor Special Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor special servicer, including without limitation, the transfer to such successor of all amounts received by it with respect to the Specially Serviced Mortgage Loans.

          Review of Special Servicing Activities.

          Countrywide Home Loans, Inc. has the right under the Special Sub-Servicing Agreement to review any and all of the books, records, or other information of the Special Servicer which may be relevant to the sub-servicing the Specially Serviced Mortgage Loans in accordance with the terms of the Special Sub-Servicing Agreement and the Pooling and Servicing Agreement. In order to discuss such books, records or other information, the Special Servicer is required to make personnel available who are knowledgeable about such matters.

          Indemnification.

          Each of the parties to the Special Sub-Servicing Agreement is required to defend, indemnify and hold the other parties thereto harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the "Claims") that the indemnified party may sustain as a result of the breach by any indemnifying party of the indemnifying party's obligations under the terms of the Special Sub-Servicing Agreement. The Special Servicer is required to defend, indemnify and hold Countrywide Home Loans, Inc. and the Master Servicer harmless from and against any and all Claims that they may sustain in any way related to any negligence, willful misconduct, or any action taken by, or failure to act on the part of the Special Servicer in connection with the performance of the sub-servicing activities pursuant to the Special Sub-Servicing Agreement. To the extent that the Master Servicer is required to indemnify the Special Servicer pursuant to the foregoing and the Master Servicer is entitled to reimbursement from the issuing entity pursuant to the Pooling and Servicing Agreement, the Master Servicer is expected to seek reimbursement from the issuing entity for the indemnities payable to the Special Servicer.

Section 9  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

         Not applicable.

(b)  Pro forma financial information.

         Not applicable.

(c)  Shell Company Transactions.

(d)  Exhibits.

Exhibit No.   Description

   99.1       The Special Sub-Servicing Agreement.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CWALT, INC.



                                                  By: /s/ Darren Bigby
                                                      ----------------
                                                  Darren Bigby
                                                  Vice President



Dated:  February 20, 2007

                                 Exhibit Index
                                 -------------



Exhibit
-------

99.1       The Special Sub-Servicing Agreement.